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                                                                 EXHIBIT 11.01

                                 THE 3DO COMPANY
                 COMPUTATION OF NET INCOME (LOSS) PER SHARE (1)
                 (in thousands, except share and per share data)




                                                          THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                             SEPTEMBER 30,                           SEPTEMBER 30,
                                                     ------------------------------        --------------------------------
                                                        1996               1995                1996                1995
                                                     -----------       ------------        ------------        ------------

Net income (loss)                                    $     6,807       ($     8,759)       ($     3,584)       ($    16,687)
                                                     ===========       ============        ============        ============

Weighted average number of common shares
  outstanding                                             27,901             25,622              27,260              25,051
                                                     -----------       ------------        ------------        ------------
Common equivalent shares from options to
  purchase common stock                                    2,342                 --                  --                  --
                                                     -----------       ------------        ------------        ------------

Common and common equivalent shares                       30,243             25,622              27,260              25,051
                                                     ===========       ============        ============        ============

Net income (loss) per common and common
     equivalent share                                $      0.23       ($      0.34)       ($      0.13)       ($      0.67)
                                                     ===========       ============        ============        ============


(1) This schedule should be read with Note 5 - Net Loss Per Share in the Condensed Notes to Consolidated Financial Statements.


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